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                                                                    Exhibit 10.4


                                  July 10, 2003


U.S. Plastic Lumber, Ltd.
2300 Glades Road, Suite 440 West
Boca Raton, Florida 33431
Attn:  Mark Alsentzer, CEO


         Re: Notice of Event of Default under Loan and Security Agreement

Dear Mr. Alsentzer:

                  Reference is made to the Loan and Security Agreement dated as of December 19, 2002 (as amended, restated, supplemented and modified from time to time, the "Loan Agreement") between U.S. Plastic Lumber, Ltd., a Delaware corporation ("Company"), and Guaranty Business Credit Corporation, a Delaware corporation ("GBCC"). Terms used herein with initial capital letters, to the extent not otherwise defined herein, shall have the meanings given in the Loan Agreement.

                  Notice is hereby given that one or more Events of Default exist and are continuing due to Company's failure to comply with the terms and conditions of: (a) the Company's failure to maintain Senior Debt Service Coverage for the month of May, 2003 as required by Section 7.3 of the Loan Agreement and (b) the Company's failure to maintain Total Debt Service Coverage for the month of May, 2003 as required by Section 7.4 of the Loan Agreement

                  As a result of these Events of Default, GBCC reserves the right to resort to all remedies available under the Loan Agreement and at law, including without limitation terminating the Loan Agreement and declaring all Obligations immediately due and payable. Any forbearance by GBCC in immediately exercising such rights and remedies shall not constitute a waiver or modification thereof.

                  Please call me if you wish to discuss the foregoing.


                                           Very truly yours,

                                           Guaranty Business Credit Corporation



                                  Greg Carasik


cc:      U.S. Plastic Lumber Corp.
         2300 Glades Road, Suite 4400
         Boca Raton, FL 33486

         U.S. Plastic Lumber Finance Corporation
         2300 Glades Road, Suite 4400
         Boca Raton, FL 33486

         U.S. Plastic Lumber IP Corporation
         2300 Glades Road, Suite 4400
         Boca Raton, FL 33486